NEWS RELEASE

For Immediate Release

Investor Relations	Media
Contact: Paul McDonough	Carmen Duarte
Phone: 952.852.6020	781.332.7268
Email: ir@onebeacon.com	cduarte@onebeacon.com
Website: www.onebeacon.com

ONEBEACON REPORTS $10.83 BOOK VALUE PER SHARE
HAMILTON, Bermuda (August 3, 2016) - OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $10.83, reflecting an increase of 2.4% for the second quarter and 6.9% through the first six months of 2016, including dividends.
Mike Miller, CEO of OneBeacon, said, “Growth in book value per share at the half-year is healthy at 7%, reflecting good investment returns and tax benefits. Poor loss experience in our Healthcare business (primarily due to liability claims in extended care facilities) and in our Programs business resulted in a 103% combined ratio in the quarter. Our underwriting remains profitable year-to-date thanks to a portfolio of strong businesses. Corrective underwriting actions and soft market conditions resulted in a decline in premium in the quarter and year-to-date. We are confident that we will maintain a profitable and growing portfolio of businesses over time.”
OneBeacon reported comprehensive income of $24.7 million for the second quarter of 2016, compared to $3.6 million for the second quarter of last year. Operating income was $8.5 million or $0.09 per share for the second quarter of 2016, compared to operating income of $12.4 million or $0.13 per share for the second quarter of 2015.
For the six months ended June 30, 2016, the company reported $71.1 million of comprehensive income, compared to $27.9 million for the first six months of 2015. Operating income was $44.1 million or $0.47 per share for the first six months of 2016, compared to $27.4 million or $0.29 per share through the first half of 2015.
During the second quarter of 2016, the company recorded a $3.5 million tax benefit due to the settlement of an IRS examination for years 2010-2012. During the first quarter of 2016, OneBeacon recorded a $12.8 million tax benefit related to a favorable IRS settlement for the tax years 2007-2009, for a total year-to-date benefit of $16.3 million.
The first-half prior year’s comprehensive income and operating income included a $3.7 million negative pre-tax adjustment to the gain on the sale of Essentia Insurance Company.
During the quarter, there were no common shares repurchased under the company’s 2007 share repurchase authorization. Year- to-date repurchases total 850,349 common shares for a total of $10.6 million, reflecting an average price of $12.42 per share.
Operating income is a non-GAAP financial measure, which is explained later in this release.
Insurance Operations: OneBeacon's GAAP combined ratio was 102.9% and 98.9% for the second quarter and the first six months of 2016, compared to 95.1% and 95.2% for the second quarter and the first six months of last year. Net unfavorable loss reserve development totaled 5.7 points and 2.8 points for the second quarter and the first six months of 2016, while loss reserve development was not significant in the second quarter and first six months of last year. The expense ratio was 36.7% for the second quarter and 37.4% for the first six months of 2016, compared to 34.2% and 35.7% for the second quarter and first six months of last year. The increase in the expense ratios was driven by lower premium volume and changing business mix.
Net written premiums were $261.0 million in the second quarter of 2016 and $541.1 million through the first six months of 2016, a decrease of 18.7% and 11.0% from the comparable periods of last year. During 2015, the company exited its crop and lawyers liability businesses, and nonrenewed an affiliated reinsurance treaty. These businesses reported net written premiums that totaled $31.6 million and $23.0 million in the second quarter and the first six months of 2015. Additionally, during the second quarter and first six months of 2016, OneBeacon reduced premium writings in its Healthcare and Programs businesses through corrective underwriting actions. Excluding Healthcare and Programs, net written premiums from ongoing businesses were flat in the second quarter and declined 2.7% through the first six months of 2016 compared to last year, reflecting the persistent soft market conditions.

Investment Results: OneBeacon’s second quarter 2016 total return on invested assets was 1.5% compared to (0.1%) for the second quarter of 2015. These pre-tax results included net realized and unrealized investment gains of $24.7 million and net investment income of $12.1 million for the second quarter of 2016, compared to net realized and unrealized investment losses of $14.0 million and net investment income of $10.1 million for the second quarter of 2015.
Through the first six months of 2016, the total return on invested assets was 2.7% compared to 0.9% through June 30, 2015. These results included net realized and unrealized investment gains of $41.3 million and net investment income of $26.5 million, compared to net realized and unrealized investment gains of $0.2 million and net investment income of $20.6 million for the first six months of 2015. The return on the surplus notes issued as part of the runoff sale transaction that closed in December 2014 contributed roughly half a point to the company’s current quarter and half-year investment returns in 2016 versus no impact in the prior year comparable periods.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment, and providing distinct products and tailored coverages and services. OneBeacon’s solutions target group accident; architects and engineers; commercial surety; entertainment; environmental; excess property; financial institutions; financial services; healthcare; management liability; ocean and inland marine; programs; public entities; technology; and tuition refund. For further information about our products and services visit: www.onebeacon.com and to remain up to date on OneBeacon’s news, follow us on Twitter @OneBeaconIns or visit our online newsroom: www.onebeacon.com/newsroom.
OneBeacon expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.
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ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS
($ in millions)
(Unaudited)

	June 30,	December 31,
	2016	2015
Assets
Investment securities:
Fixed maturity investments	$2,119.8	$2,080.5
Short-term investments	114.5	69.2
Common equity securities	237.1	298.7
Other investments	147.2	143.0
Total investment securities	2,618.6	2,591.4
Cash	72.9	95.2
Reinsurance recoverables	183.5	193.5
Premiums receivable	238.9	219.0
Deferred acquisition costs	105.2	100.7
Ceded unearned premiums	34.5	29.5
Net deferred tax asset	122.2	140.2
Investment income accrued	9.4	10.1
Accounts receivable on unsettled investment sales	4.5	30.5
Other assets	181.1	192.5
Total assets	$3,570.8	$3,602.6

Liabilities
Unpaid loss and loss adjustment expense reserves	$1,376.6	$1,389.8
Unearned premiums	556.4	560.3
Funds held under insurance contracts	140.9	137.7
Ceded reinsurance payable	23.9	29.8
Debt	273.0	272.9
Accounts payable on unsettled investment purchases	16.5	—
Other liabilities	157.6	207.6
Total liabilities	2,544.9	2,598.1

OneBeacon's common shareholders' equity and noncontrolling interests
OneBeacon's common shareholders' equity:
Common shares and paid-in surplus	1,011.8	1,022.0
Retained earnings (deficit)	15.4	(15.9)
Accumulated other comprehensive loss	(5.0)	(5.2)
Total OneBeacon's common shareholders' equity	1,022.2	1,000.9

Total noncontrolling interests	3.7	3.6
Total OneBeacon's common shareholders' equity and noncontrolling interests	1,025.9	1,004.5
Total liabilities, OneBeacon's common shareholders' equity and noncontrolling interests	$3,570.8	$3,602.6

ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Earned premiums	$271.4	$319.3	$550.0	$605.9
Net investment income	12.1	10.1	26.5	20.6
Net realized and change in unrealized investment gains	24.7	(14.0)	41.3	0.2
Net other revenues (expenses)	0.8	(1.2)	1.7	(4.3)
Total revenues	309.0	314.2	619.5	622.4
Expenses
Loss and loss adjustment expenses	179.7	194.5	338.5	360.4
Policy acquisition expenses	48.7	56.4	99.7	107.4
Other underwriting expenses	50.9	52.9	106.2	108.8
General and administrative expenses	3.5	4.2	7.4	8.3
Interest expense	3.2	3.3	6.5	6.5
Total expenses	286.0	311.3	558.3	591.4
Pre-tax income from continuing operations	23.0	2.9	61.2	31.0
Income tax benefit (expense)	2.0	0.9	10.7	(2.5)
Net income from continuing operations	25.0	3.8	71.9	28.5
Net loss from discontinued operations, net of tax	—	(0.2)	—	(0.3)
Gain from sale of discontinued operations, net of tax	—	0.3	—	0.3
Net income including noncontrolling interests	25.0	3.9	71.9	28.5
Less: Net income attributable to noncontrolling interests	(0.5)	(0.5)	(1.0)	(1.0)
Net income attributable to OneBeacon's common shareholders	24.5	3.4	70.9	27.5
Net change in benefit plan assets and obligations, net of tax	0.2	0.2	0.2	0.4
Comprehensive income attributable to OneBeacon's common shareholders	$24.7	$3.6	$71.1	$27.9
Earnings per share attributable to OneBeacon's common shareholders—basic and diluted
Net income attributable to OneBeacon's common shareholders per share	$0.26	$0.03	$0.75	$0.29

Weighted average number of common shares outstanding	93.9	94.9	94.0	94.8

ONEBEACON INSURANCE GROUP, LTD.
SEGMENT STATEMENTS OF OPERATIONS
($ in millions)
(Unaudited)

Three Months Ended June 30, 2016
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$126.5	$144.9	$—	$271.4
Loss and loss adjustment expenses	(98.7)	(81.0)	—	(179.7)
Policy acquisition expenses	(22.5)	(26.2)	—	(48.7)
Other underwriting expenses	(22.7)	(28.2)	—	(50.9)
Underwriting income (loss)	(17.4)	9.5	—	(7.9)
Net investment income	—	—	12.1	12.1
Net realized and change in unrealized investment gains	—	—	24.7	24.7
Net other revenues	—	0.2	0.6	0.8
General and administrative expenses	—	(0.5)	(3.0)	(3.5)
Interest expense	—	—	(3.2)	(3.2)
Pre-tax income (loss)	$(17.4)	$9.2	$31.2	$23.0

Three Months Ended June 30, 2015
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$166.5	$152.8	$—	$319.3
Loss and loss adjustment expenses	(99.6)	(94.9)	—	(194.5)
Policy acquisition expenses	(27.9)	(28.5)	—	(56.4)
Other underwriting expenses	(23.3)	(29.6)	—	(52.9)
Underwriting income (loss)	15.7	(0.2)	—	15.5
Net investment income	—	—	10.1	10.1
Net realized and change in unrealized investment gains	—	—	(14.0)	(14.0)
Net other revenues (expenses)	—	0.1	(1.3)	(1.2)
General and administrative expenses	—	(0.5)	(3.7)	(4.2)
Interest expense	—	—	(3.3)	(3.3)
Pre-tax income (loss)	$15.7	$(0.6)	$(12.2)	$2.9

(1)
The Specialty Products reportable segment includes the results of OneBeacon Healthcare Group, OneBeacon Management Liability, OneBeacon Financial Services, Other Professional Lines (which includes OneBeacon Architects and Engineers), A.W.G. Dewar, OneBeacon Specialty Property, OneBeacon Environmental, OneBeacon Surety Group, OneBeacon Program Group, OneBeacon Financial Institutions and OneBeacon Crop Insurance, which was exited during the third quarter of 2015.

(2)
Specialty Industries includes the results of OneBeacon Entertainment, International Marine Underwriters (IMU) - Ocean Marine and Inland Marine, OneBeacon Technology Insurance, OneBeacon Accident Group, and OneBeacon Government Risks.

Six Months Ended June 30, 2016
	Specialty Products	Specialty Industries	Investing, Financing and Corporate	Total
Earned premiums	$259.9	$290.1	$—	$550.0
Loss and loss adjustment expenses	(190.5)	(148.0)	—	(338.5)
Policy acquisition expenses	(46.5)	(53.2)	—	(99.7)
Other underwriting expenses	(46.1)	(60.1)	—	(106.2)
Underwriting income (loss)	(23.2)	28.8	—	5.6
Net investment income	—	—	26.5	26.5
Net realized and change in unrealized investment gains	—	—	41.3	41.3
Net other revenues (expenses)	(0.1)	0.5	1.3	1.7
General and administrative expenses	—	(1.0)	(6.4)	(7.4)
Interest expense	—	—	(6.5)	(6.5)
Pre-tax income (loss)	$(23.3)	$28.3	$56.2	$61.2

Six Months Ended June 30, 2015
	Specialty Products	Specialty Industries	Investing, Financing and Corporate	Total
Earned premiums	$302.6	$303.3	$—	$605.9
Loss and loss adjustment expenses	(173.7)	(186.7)	—	(360.4)
Policy acquisition expenses	(50.8)	(56.6)	—	(107.4)
Other underwriting expenses	(49.0)	(59.8)	—	(108.8)
Underwriting income	29.1	0.2	—	29.3
Net investment income	—	—	20.6	20.6
Net realized and change in unrealized investment gains	—	—	0.2	0.2
Net other revenues (expenses)	—	0.3	(4.6)	(4.3)
General and administrative expenses	—	(1.0)	(7.3)	(8.3)
Interest expense	—	—	(6.5)	(6.5)
Pre-tax income (loss)	$29.1	$(0.5)	$2.4	$31.0

ONEBEACON INSURANCE GROUP, LTD.
SUMMARY OF RATIOS AND PREMIUMS
($ in millions)
(Unaudited)

Three Months Ended June 30, 2016
	Specialty Products	Specialty Industries	Consolidated Insurance
Net written premiums	$101.9	$159.1	$261.0
Earned premiums	$126.5	$144.9	$271.4

Underwriting ratios
Loss and loss adjustment expense ratio	78.0%	55.9%	66.2%
Expense ratio	35.7	37.5	36.7
Combined ratio	113.7%	93.4%	102.9%

Three Months Ended June 30, 2015
	Specialty Products	Specialty Industries	Consolidated Insurance
Net written premiums	$159.7	$161.5	$321.2
Earned premiums	$166.5	$152.8	$319.3

Underwriting ratios
Loss and loss adjustment expense ratio	59.8%	62.1%	60.9%
Expense ratio	30.7	38.0	34.2
Combined ratio	90.5%	100.1%	95.1%

Six Months Ended June 30, 2016
	Specialty Products	Specialty Industries	Consolidated Insurance
Net written premiums	$246.6	$294.5	$541.1
Earned premiums	$259.9	$290.1	$550.0

Underwriting ratios
Loss and loss adjustment expense ratio	73.3%	51.0%	61.5%
Expense ratio	35.7	39.0	37.4
Combined ratio	109.0%	90.0%	98.9%

Six Months Ended June 30, 2015
	Specialty Products	Specialty Industries	Consolidated Insurance
Net written premiums	$293.3	$315.0	$608.3
Earned premiums	$302.6	$303.3	$605.9

Underwriting ratios
Loss and loss adjustment expense ratio	57.4%	61.6%	59.5%
Expense ratio	33.0	38.3	35.7
Combined ratio	90.4%	99.9%	95.2%

ONEBEACON INSURANCE GROUP, LTD.
BOOK VALUE PER SHARE
(in millions, except per share amounts)
(Unaudited)

	June 30,	March 31,	December 31,	June 30,
	2016	2016	2015	2015
Numerator
OneBeacon's common shareholders' equity	$1,022.2	$1,016.6	$1,000.9	$1,033.2

Denominator
Common shares outstanding	94.3	94.3	95.1	95.3

Book value per share	$10.83	$10.78	$10.53	$10.85

Change in book value per share, including dividends, in the quarter	2.4%

Change in book value per share, including dividends, in the last twelve months on an IRR basis(1)	7.8%

(1)	IRR calculated based on beginning book value per share, dividends paid, and ending book value per share. Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share).

ONEBEACON INSURANCE GROUP, LTD.
COMPREHENSIVE INCOME, NET INCOME, AND OPERATING INCOME
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2016	2015	2016	2015	2016
Comprehensive income attributable to OneBeacon's common shareholders	$24.7	$3.6	$71.1	$27.9	$80.0

Net income attributable to OneBeacon's common shareholders	$24.5	$3.4	$70.9	$27.5	$80.2

Weighted average number of common shares outstanding	93.9	94.9	94.0	94.8	94.4

Net income attributable to OneBeacon's common shareholders per share	$0.26	$0.03	$0.75	$0.29	$0.84

Net income attributable to OneBeacon's common shareholders	$24.5	$3.4	$70.9	$27.5	$80.2
Less:
Net realized and change in unrealized investment gains	(24.7)	14.0	(41.3)	(0.2)	(6.0)
Tax effect on net realized and change in unrealized investment gains	8.7	(4.9)	14.5	0.1	2.1
Loss from discontinued operations, net of tax	—	0.2	—	0.3	0.2
Gain from sale of discontinued operations, net of tax	—	(0.3)	—	(0.3)	—
Operating income (1)	$8.5	$12.4	$44.1	$27.4	$76.5

Weighted average number of common shares outstanding	93.9	94.9	94.0	94.8	94.4

Operating income per share (1)	$0.09	$0.13	$0.47	$0.29	$0.81

(1)	Represent a non-GAAP financial measure. See discussion of Non-GAAP financial measures on page 12.

Discussion of Non-GAAP Financial Measures
This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon's financial performance.

Operating income is a non-GAAP financial measure that excludes net realized and change in unrealized investment gains, loss from discontinued operations, gain from discontinued operations, and the related tax effects, from net income attributable to OneBeacon's common shareholders. OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the company to the GAAP measure of net income attributable to OneBeacon's common shareholders, as it removes variability in the timing of realized and change in unrealized investment gains which may be heavily influenced by investment market conditions and also removes the impact related to discontinued operations. Although key to the company's overall financial performance, OneBeacon believes that net realized and change in unrealized investment gains are largely independent of the underwriting decision-making process. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. The reconciliation of net income attributable to OneBeacon's common shareholders to operating income is included on page 11.

Operating income per share is calculated by dividing operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding. Management believes that operating income per share is a useful alternative picture of the underlying operating activities of the company as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. Net income attributable to OneBeacon's common shareholders per share is the most directly comparable GAAP measure. As described above, the reconciliation of net income attributable to OneBeacon's common shareholders to operating income is included on page 11. The calculation of operating income per share is also included on page 11.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This news release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this news release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements. The words "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict," and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to our:

•change in book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of our loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•expansion and growth of our business and operations;
•future capital expenditures; and
•pending legal proceedings.

These statements are based on certain assumptions and analyses made by us in light of our experience and judgments about historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations is subject to a number of risks, uncertainties or other factors which are described in more detail, that could cause actual results to differ materially from expectations, including:

•	changes in interest rates, debt or equity markets or other market volatility that negatively impact our investment portfolio;

•	competitive forces and the cyclicality of the property and casualty insurance industry;

•	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•	claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods or terrorist attacks;

•	the continued availability of capital and financing;

•	the continued availability and cost of reinsurance coverage and our ability to collect reinsurance recoverables;

•	the outcome of litigation and other legal or regulatory proceedings;

•	our ability to continue meeting our debt and related service obligations or to pay dividends;

•	the ability of our technology resources to prevent a data breach and the ability of our internal controls to ensure compliance with legal and regulatory policies;

•	our ability to successfully develop new specialty businesses;

•	actions taken by rating agencies from time to time with respect to us, such as financial strength or credit rating downgrades or placing our ratings on negative watch;

•	changes in laws or regulations, or their interpretations, which are applicable to us, our competitors, our agents or our customers;

•	participation in guaranty funds and mandatory market mechanisms;

•	changes to current shareholder dividend practice and regulatory restrictions on dividends;

•	credit risk exposure in certain of our business operations;

•	our ability to retain key personnel;

•	our status as a subsidiary of White Mountains, including potential conflicts of interest;

•	changes in tax laws or tax treaties; and

•
other factors, most of which are beyond our control, including the risks that are described from time to time in OneBeacon's filing with the Securities and Exchange Commission, including but not limited to OneBeacon's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed February 26, 2016.

Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the anticipated results or developments will be realized or, even if substantially realized, that they will have the expected consequences. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.